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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of The First American Financial Corporation, a California corporation (the "Corporation"), hereby constitutes and appoints Parker S. Kennedy and Mark R Arnesen, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in his name as Director of the Corporation the Registration Statement no. 33-86398 on Form S-8 filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the Common stock, par value $1.00 per share, of the Corporation to be offered under The First American Financial Corporation 401(k) Savings Plan, and the interests in said plan to be offered thereunder, and the undersigned ratifies and confirms all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized.


Date:  October 23, 1996                          By /s/ GARY J. BEBAN
                                                    ---------------------------
                                                    Gary J. Beban